Exhibit 9

          Aetna Logo          151 Farmington Avenue
                              Hartford, CT  06156


                                  September 27, 1995


          Securities and Exchange Commission
          450 Fifth Street, N.W.
          Washington, D.C. 20549

               Re:  Variable Annuity Account G of
                    Aetna Life Insurance and Annuity Company
                    Pre-Effective Amendment No. 1
                    File Nos:  33-61897 and 811-05908

          Dear Sirs:

               The undersigned has acted as Counsel to Aetna Life Insurance and Annuity Company a Connecticut life insurance company (the "Company") in connection with the registration on Form N-4 (File No. 33-61897) of interests in Variable Annuity Account G of Aetna Life Insurance and Annuity Company (previously known as CLIAC Separate Account A of Confederated Life Insurance & Annuity Company). The Company, as depositor, has registered an indefinite amount of securities (the "Securities") under the Securities Act of 1933, as amended, as provided in Rule 24f-2 of the Investment Company Act of 1940 (the "1940 Act").

               In connection with such representation, I have reviewed the Registration Statement on Form N-4 filed with the Securities and Exchange Commission on August 17, 1995 and this Pre-Effective Amendment No. 1 filed on September 29, 1995 (the "Registration Statement"). In addition, I have also examined originals or copies (certified or otherwise identified to my satisfaction) of such documents, records and other instruments as I deemed necessary or appropriate for the purpose of rendering this opinion. For purposes of such examination, I have assumed the genuineness of all signatures and the conformity to the original of all copies.

               I am a member of the Connecticut, New York and Oklahoma Bars and do not purport to be an expert on the laws of any other state. My opinion herein as to any other law is based upon a limited inquiry thereof which I have deemed appropriate under the circumstances.

               Based upon the foregoing, I am of the opinion that the Securities have been duly and validly authorized and, assuming that the Securities, will be issued and sold in accordance with the provisions of the Registration Statement, will be legally issued, fully paid and nonassessable.
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          Securities and Exchange Commission
          September 27, 1995                                         Page 2


               I consent to the use of this opinion as an exhibit to the Registration Statement and to my being named under the caption "Legal Matters" in the prospectus contained therein.

                                             Sincerely,


                                             /s/ Susan E. Bryant
                                             Susan E. Bryant
                                             Counsel